EXHIBIT 1

CERTIFICATION OF ANNUAL REPORT
ON FORM 6-K
FOR THE FIRST QUARTER ENDED MARCH 31, 2003

     1.        The undersigned are the President and Chief Executive Officer and the Vice President, Finance and the Chief Financial Officer of Meridian Gold Inc. (the “Company”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the First Quarter Report on Form 6-K of the Company, for the first quarter ended March 31, 2003.

     2.        We certify that such First Quarter Report on Form 6-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such First Quarter Report on Form 6-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This Certification is executed as of May 7th, 2003.

/s/ Brian J. Kennedy Brian J. Kennedy President and Chief Executive Officer

/s/ Peter C. Dougherty Peter C. Dougherty Vice President, Finance and Chief Financial Officer